Registration No. 333-__________
As filed with the Securities and Exchange Commission on June 24, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-0361454 (I.R.S. Employer Identification No.)
2441 South 3850 West Salt Lake City, UT (Address of Principal Executive Offices)	84120 (Zip Code)
____________________

Great Basin Scientific, Inc. Stock Option Plan
Great Basin Scientific, Inc. Amended and Restated 2014 Stock Option Plan
Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan, as amended
(Full title of the plan)

____________________

Ryan Ashton
Chief Executive Officer
Great Basin Scientific, Inc.
2441 South 3850 West
Salt Lake City, UT 84120
(801) 990-1055

(Name, address and telephone number, including area code, of agent for service of process)
____________________

Copies to:
David F. Marx
Michael R. Newton
Dorsey & Whitney LLP
136 South Main Street, Suite 1000
Salt Lake City, UT 84101
(801) 933-7360
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, issuable pursuant to the Great Basin Scientific, Inc. Stock Option Plan	5,000	$2.00(2)	$10,000(2)	$1.17
Common Stock, par value $0.001 per share, issuable pursuant to the Great Basin Scientific, Inc. Amended and Restated 2014 Stock Option Plan	561,250	$2.28(2)	$1,279,650(2)	$148.70
Common Stock, par value $0.001 per share, issuable pursuant to the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan, as amended	2,940,000	$3.41(3)	$10,016,958.00(3)	$1,163.97

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also relates to such additional number of shares available for issuance under the plans as may be required pursuant to the plans in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plans.

(2)
Estimated solely for the purpose of calculating the registration fee for the shares of common stock to be issued under the Great Basin Scientific, Inc. Stock Option Plan and the Great Basin Scientific, Inc. Amended and Restated 2014 Stock Option Plan, in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the weighted average price per share at which the options may be exercised.

(3)
Estimated solely for the purpose of calculating the registration fee for the shares of common stock to be issued under the Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan, as amended (the “2014 Omnibus Plan”), in accordance with Rules 457(c) and (h) under the Securities Act, on the basis of (i) the weighted average price per share at which 136,784 options previously issued under the 2014 Omnibus Plan may be exercised, and (ii) the average of the high and low prices per share of the common stock of Great Basin Scientific, Inc. as reported on The NASDAQ Capital Market on June 18, 2015, for the remaining 2,803,216 shares under the 2014 Omnibus Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in each of the (i) Great Basin Scientific, Inc. Stock Option Plan, (ii) Great Basin Scientific, Inc. Amended and Restated 2014 Stock Option Plan, and (iii) Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan, as amended (the “Plans”) as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by Great Basin Scientific, Inc. (the “Company,” “we,” “us” or “our”), are incorporated by reference in this Registration Statement, as of their respective dates:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2014;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

(c)	the Company’s Current Reports on Form 8-K filed on March 3, 2015, March 5, 2015, April 14, 2015, April 20, 2015, April 22, 2015, June 2, 2015, June 15, 2015, and June 23, 2015; and

(d)
the description of the Company’s Common Stock, par value $0.001 per share, as contained in the Registration Statement on Form 8-A filed on September 26, 2014, including any amendment or report filed for the purpose of updating such description filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.                                Description of Securities.

Not applicable.

Item 5.                                Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                Indemnification of Directors and Officers.

We are organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation or having served at the request of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of actions brought by or in the right of the corporation, no indemnification is permitted with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. Our Seventh Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws limit the liability of our directors to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL permits our directors to not be personally liable for monetary damages for a breach of fiduciary duty as directors, except (i) for any breach of the director’s duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which a director derived an improper personal benefit. Liability under federal securities laws, however, is not and cannot be limited by our certificate of incorporation.

Our Amended and Restated Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action and shall reimburse each such person for all legal fees and expenses reasonably incurred by such person in seeking to enforce its rights to indemnification under this Article (by means of legal action or otherwise). Upon written request from an Indemnified Person, the Company shall pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action. The Company’s obligation to pay expenses shall be contingent upon the Indemnified Person providing the undertaking required by Section 145(e) of the DGCL.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of its directors and officers.  We maintain a policy of liability insurance for our officers and directors.
Item 7.                                Exemption from Registration Claimed.

Not applicable.

Item 8.                                Exhibits.

Exhibit Number	Description
4.1
Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 2, 2015) (File No. 001-36662)).

4.2
Amended and Restated Bylaws of Great Basin Scientific, Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 filed September 8, 2014) (File No. 333-197954)).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed September 8, 2014) (File No. 333-197954)).
4.4
Third Amended and Restated Investor Rights Agreement dated as of April 21, 2014 (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed August 20, 2014) (File No. 333-197954)).

5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Mantyla McReynolds LLC, Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included with the signatures in Part II of this Registration Statement).
99.1	Great Basin Scientific, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed August 20, 2014) (File No. 333-197954).
99.2
Great Basin Scientific, Inc. Amended and Restated 2014 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed August 20, 2014) (File No. 333-197954).

99.3	The Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan, as amended (incorporated by reference to 10.1 to the Company’s Current Report on Form 8-K filed June 2, 2015) (File No. 001-36662)).
99.4
Form of Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan Notice of Stock Option Grant (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed September 8, 2014) (File No. 333-197954)).

Item 9.                                Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on June 24, 2015.

GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Name: Ryan Ashton
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan Ashton and Jeffrey A. Rona, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Ryan Ashton Ryan Ashton	President, Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2015

/s/ Jeffrey A. Rona Jeffrey A. Rona	Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2015

s/ David Spafford David Spafford	Director and Executive Chairman	June 24, 2015

/s/ Kirk Calhoun Kirk Calhoun	Director	June 24, 2015

/s/ Ronald K. Labrum Ronald K. Labrum	Director	June 24, 2015

/s/ Sam Chawla Sam Chawla	Director	June 24, 2015

Exhibit Index to

Form S-8

Great Basin Scientific, Inc.

Exhibit Number	Description
4.1
Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 2, 2015) (File No. 001-36662)).

4.2
Amended and Restated Bylaws of Great Basin Scientific, Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 filed September 8, 2014) (File No. 333-197954)).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed September 8, 2014) (File No. 333-197954)).
4.4
Third Amended and Restated Investor Rights Agreement dated as of April 21, 2014 (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed August 20, 2014) (File No. 333-197954)).

5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Mantyla McReynolds LLC, Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included with the signatures in Part II of this Registration Statement).
99.1	Great Basin Scientific, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed August 20, 2014) (File No. 333-197954).
99.2
Great Basin Scientific, Inc. Amended and Restated 2014 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed August 20, 2014) (File No. 333-197954).

99.3	The Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan, as amended (incorporated by reference to 10.1 to the Company’s Current Report on Form 8-K filed June 2, 2015) (File No. 001-36662)).
99.4
Form of Great Basin Scientific, Inc. 2014 Omnibus Incentive Plan Notice of Stock Option Grant (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed September 8, 2014) (File No. 333-197954)).